Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 333-190624) and Form S-8 (No. 333-184486, No. 333-188088 and No. 333-193712) of Hyperion Therapeutics Inc. of our report dated June 12, 2014 relating to the financial statements of Andromeda Biotech Ltd., which appears in the Current Report on Form 8-K/A of Hyperion Therapeutics Inc. dated August 7, 2014.

Tel-Aviv, Israel August 7, 2014	/s/ Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited